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                                                                   EXHIBIT 10.11


                              [US EMPLOYEES ONLY]


                           EMPLOYEE CONFIDENTIALITY,
              INVENTION ASSIGNMENT, AND NON-COMPETITION AGREEMENT

     I understand that, in connection with my employment with TyCom (US) Inc. or any affiliate of TyCom (US) Inc. (individually and collectively, "TyCom"), I will be receiving access to TyCom's confidential information, its customers and suppliers. I also understand that TyCom will grant me stock options, under the Tycom Ltd. Long Term Incentive Plan Non-Qualified Stock Option Agreement ("LTIP"). In return for TyCom's grant of such access and the LTIP, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, I hereby agree to the following terms and conditions:

     1.   TyCom Confidential Information.  "TyCom Confidential Information" is
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information developed, created, or discovered by TyCom that has value to TyCom's business and is not known to TyCom's competitors or by the general public, or is otherwise proprietary or confidential to TyCom. TyCom Confidential Information may include, without limitation, data, know-how, manufacturing methods, formulas, algorithms, computer programs, processes, designs, sketches, photographs, plans, drawings, product concepts, improvements, specifications, samples, reports, laboratory notebooks, vendor names, customer and prospective customer names, distributor names, cost and pricing information, market definitions, business plans, marketing plans, financial plans, customer and prospective customer development information and strategies, sales methods, inventions, trade secrets, ideas, research and development activities and plans, and employee and/or personnel information (including compensation, skill, and areas of expertise).

     2.  Obligation of Confidentiality.  I agree, both during and after my
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employment with TyCom, to keep TyCom Confidential Information secret.  I agree not to disclose, record, or in any way make use of TyCom Confidential Information for so long as such information remains non-public, except as required in the performance of my duties and responsibilities as a TyCom employee and under conditions that protect the TyCom Confidential Information.
I also agree not to remove or otherwise transmit TyCom Confidential Information from TyCom's premises or possession without the explicit consent of an authorized TyCom representative. Further, I agree to keep confidential third party information (including, but not limited to, information received by TyCom from customers, prospective customers, and suppliers) that is covered by a confidentiality agreement between TyCom and the third party and to adhere to the terms of the agreement between TyCom and the third party.

     3.  TyCom Property.   All TyCom Confidential Information, as well as all
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patents, patent rights, copyrights, copyrightable works, trade secret rights, trademark
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rights, and other rights (including, without limitation, intellectual property rights) anywhere in the world related to TyCom Confidential Information, is, and shall be, the sole and exclusive property of TyCom. I hereby assign to TyCom any and all rights, title, and interest I may have or acquire in such TyCom Confidential Information and related rights. I agree to deliver all TyCom Confidential Information, including all copies or computer records thereof, along with any other TyCom property, to TyCom on or before my last day of employment with TyCom and agree thereafter not to make any written record of such Confidential Information nor to make use of such Confidential Information.

     4.  Loyalty.  I agree to conduct myself at all times for the benefit of
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TyCom, to never knowingly take any action inconsistent with TyCom's best interest, and to refrain from performing any work or services for any third person or concern, including self-employment, with respect to any matter that relates to or conflicts with TyCom business without the prior written consent of an authorized TyCom representative.

     5.  Inventions.  I agree that all inventions, including, but not limited
         ----------
to, improvements, and all know-how, processes, techniques, formulas, ideas, circuits, designs, patents, trademarks, trade secrets, and copyrightable works ("Inventions") that result from work performed by me on behalf of TyCom or based on or related to access to TyCom Confidential Information or property, shall be the sole property of TyCom. I agree, both during and after my employment with TyCom for a period of five (5) years, to disclose promptly and in writing, to the individual designated by TyCom or to my immediate supervisor, all Inventions that I, either solely or jointly with others, make, author, discover, develop, conceive, and/or reduce to practice that are derived from TyCom Confidential Information. I hereby assign and agree to assign to TyCom or its designee, without further consideration, my entire right and interest in and to all Inventions, including all rights to obtain, register, and enforce patents, copyrights, mask work rights, and other intellectual property protection for Inventions. I agree to execute all documents reasonably necessary to perfect such intellectual property rights and the assignment of those rights to TyCom or its designee. I further agree to assist TyCom (at TyCom's expense), both during the term of my employment and for a period of twelve months thereafter, in obtaining, protecting, and/or enforcing patents, copyrights, or other forms of Inventions. The terms of this Agreement supplement rather than supersede the terms of that certain Employee Agreement Regarding Intellectual Property (the "EARIP"). However, in the case of conflict between the terms of the EARIP and this Agreement, the terms of this Agreement shall govern.

     6.  Patent Applications.  As a TyCom employee, after the filing of any
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original patent application covering any invention of which I am a named inventor, I am eligible to participate in any applicable TyCom inventor award program.

     7.  Excluded Inventions.  Attached is a list of all inventions which have
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been conceived and/or reduced to practice by me prior to my employment by TyCom
and
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which I desire to exclude from this Agreement. If no list is attached to this
Agreement, no inventions exist to be excluded at the time of the signing of this Agreement. [For California employees, the text of California Labor Code Section 2870 is attached.]

     8.  Former Employer Information.  I represent and warrant that my
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performance of all the terms of this Agreement and as an employee of TyCom does not and will not breach any agreement to keep in confidence any confidential or proprietary information, knowledge, or data acquired by me in confidence or in trust prior to my employment by TyCom. I will not disclose to TyCom, nor induce TyCom to use, any confidential or proprietary information, data, or material belonging to any previous employers or others.

     9.  Non-Solicitation.  I acknowledge that information, data, or material
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concerning TyCom's customers, affiliates, and employees is highly confidential.
I agree, both during my employment and for a period of twelve months thereafter, not to directly or indirectly solicit, recruit, hire, or encourage any employees or consultants to leave the employ of TyCom, nor to directly or indirectly encourage any customers, suppliers, or affiliates to refrain from or to stop doing business with TyCom, either on my own behalf or on behalf of any other person or entity.

     10.  No Contract of Employment.  I agree that this Agreement is not a
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contract of employment, and no rights to employment, continued employment, advancement, or reassignment are hereby created. I ALSO UNDERSTAND THAT MY EMPLOYMENT WITH TYCOM IS AT-WILL, WHICH MEANS THAT EITHER I OR TYCOM MAY TERMINATE THE RELATIONSHIP WITH OR WITHOUT CAUSE AT ANY TIME WITHOUT NOTICE AND NOTHING IN THIS AGREEMENT ALTERS THIS RELATIONSHIP AT-WILL.

     11.  Governing Law.  This Agreement shall be governed by and construed
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under the laws of the state in which I work or was last employed by TyCom.

     12.  Severable Provisions.  In the event one or more of the provisions, or
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portions thereof, contained in this Agreement shall, for any reason be invalid, illegal, or unenforceable, such circumstances shall not affect any other provision hereof and this Agreement shall continue in full force and effect and be construed as if such provision, to the extent that it is invalid, illegal or unenforceable, had never been contained herein.

     13.  Injunctive Relief.  Given the nature of the TyCom Confidential
          -----------------
Information and the parties' current discussions, I acknowledge that TyCom may be irreparably damaged by any unauthorized disclosure of any TyCom Confidential Information. Without prejudice to the rights and remedies otherwise available to TyCom, TyCom shall be entitled to seek equitable relief, including an injunction or specific performance, in the event of any breach of the provisions of this Agreement by me.
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     14.  Non-Competition.  I agree, subject to the conditions hereinafter
          ----------------
stated, that I will not, within one year after leaving TyCom's employ, engage or enter into employment by, or into self-employment or gainful occupation as, a Competing Business, or act directly or indirectly as an advisor, consultant, agent, or representative for a Competing Business. As used herein, "Competing Business" means a business (1) which is engaged in the manufacture, sale or other disposition of a product or service, whether existing or under development, of TyCom; (2) which has under development a product or service that is in direct competition with a product or service, whether existing or under development, of TyCom, or (3) which involves activities that would likely result in my eventual disclosure of TyCom Confidential Information if I were employed by said business.

15.  Rescision.  I agree that with respect to my options under the LTIP, any
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failure to comply with the provisions of this Agreement (i) at any time shall result in the immediate forfeiture of all outstanding options under LTIP held by me and (ii) prior to, or during the six months after, any exercise, payment or delivery pursuant to such option shall cause such exercise, payment or delivery to be rescinded. TyCom shall notify me in writing of any such rescission within two years after such exercise, payment or delivery, provided, however, that TyCom may, in its discretion, in any individual case, provide for waiver in whole or in part of compliance with the provisions of this paragraph 15. Within ten days after receiving such a notice from TyCom, I agree to pay to TyCom the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery pursuant to the option. Such payment shall be made either in cash or by returning to TyCom the number of shares of TyCom stock that I received in connection with the rescinded exercise, payment or delivery.

I acknowledge that TyCom regards the safeguarding of TyCom Confidential Information, the confidential information of third parties that TyCom receives in confidence, and TyCom Inventions to be vital to TyCom's interests. I further acknowledge that TyCom is relying on me to honor this duty to protect such TyCom Confidential Information and Inventions in employing me, and is entrusting me with access to TyCom Confidential Information, the confidential information of third parties, and TyCom business opportunities. Accordingly, by signing this Agreement I express my intent to be legally bound by the terms hereof.

I have not entered into, and I agree I will not enter into, any agreement, either written or oral, in conflict with this Agreement or in conflict with my employment with TyCom.

_____________________________________            _______________________________

Employee's Name (Print)                          Employee Number

_____________________________________            _______________________________
Employee's Signature                             Date

_____________________________________            _______________________________
TyCom Authorized Agent                           Date
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California Labor Code
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     2870. Employment Agreements; Assignment of Rights.

(a) Any provision in an employment agreement which provides that an employee shall assign any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

(1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or

(2)  Result from any work performed by the employee for the employer.

(b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.